AMENDMENT TO WARRANT AGREEMENT

THIS FIRST AMENDMENT TO THE WARRANT AGREEMENT dated June __, 2018, by and between Parallax Health Sciences, Inc., a Nevada corporation, with its principal office at 1327 Ocean Ave., Suite M, Santa Monica, CA 90401, (the “Company”) and _________________________, (the “Registered Holder”) is hereby amended as follows with the remaining provisions of the Warrant Agreement remaining in full force and effect.

AMENDMENTS:

WHEREAS, previously, the Company and Registered Holder entered into certain Warrant Agreements (the “Warrant Agreement”);

WHEREAS, the Company and Registered Holder desire to amend each of the Warrant Agreements as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto amend the Warrant Agreement as follows:

1.The header section on page 1 of the Warrant Agreement shall be replaced in its entirety to read as follows:

“PARALLAX HEALTH SCIENCES, INC., a Nevada corporation (the “Company”), for value received, hereby certifies that __________________, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 6:00 p.m. PST on June __, 2021, 6,000,000 shares (subject to adjustment as set forth herein) of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at a purchase price of US$.20 per share (subject to adjustment as set forth herein). The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.”

2.A new section 2(a)(i)(E) shall be added in the Warrant Agreement to read as follows:

“If the Company is not current in its financial reporting requirements with the U.S. Securities and Exchange by August 31, 2018, the (“Trigger Event”), then the Purchase Price of the Warrant Shares shall be adjusted from $.20 to $.10 each.  The Company shall have thirty (30) days to cure the Trigger Event.”

3. A new section 2(a)(i)(F) shall be added to read as follows:

“If the Company does not reach $250,000 in recognizable revenues by the end of its financial fiscal quarter ending September 30, 2018, then the Purchase Price of the Warrant Shares shall be adjusted from $.20 to $.10 each. Revenue is defined as gross income, less any applicable taxes, and any shipping or handling fees. Revenue is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.”

4.Limited Effect.  Except as amended hereby, the Note Purchase Agreement, the Note, and the Warrant shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

5.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, have caused the First Amendment to Warrant Agreement to be duly executed and delivered as of the date first written above.

On Behalf of Company

By: Paul R. Arena

Title:Chief Executive Officer

On Behalf of Purchaser

By:

Title:

2286011.1 (18231.001)